Exhibit 10.74

Guarantee Agreement

(This “Agreement”)

An Shi Qu Nong Xin Tuan Dai Bao [2009] No. 1

Creditor (Initiating Association):

Anyang Credit Association of Anyang Rural Credit Cooperation Association

Legal Representative: Guisheng Niu （牛贵生）

Legal Address: Middle of Zhongzhou Road, Anyang Municipality

Creditor (Member Association):

Neihuang County Credit Association of Anyang Rural Credit Cooperation Association

Legal Representative: Benyu Wang （王本禹）

Legal Address: East of Zhengxing Road, Neihuang County

Guarantor:

Henan Shuncheng Group Coal Coke Co., Ltd.

Legal Representative: Xinshun Wang (王新顺)

Legal Address: Southern Industrial Road, Tongye Town, Anyang County

Guarantor:

Chunxi Lv （吕春喜）

Legal Address: No. 73 of Qian Jie, Liangshao Village, Yindu District

ID No.: 410504196503202015

Guarantor:

Donglin Lv（吕栋林）

Legal Address: No. 16 of Hou Jie, Liangshao Village, Yindu District

ID No.: 410504196602142038

Guarantor:

Zhuxin Feng （冯竹新）

Legal Address: No. 73 of Fang Lin Street, Yindu District

ID No.: 410504196703282013

Guarantor:

Shulin Lv （吕书林）

Legal Address: No. 16 of Hou Jie, Liangshao Village, Yindu District

ID No.: 410504196303112074

Guarantor:

Zhongquan Liu （刘中全）

Legal Address: No. 112 of Hou Jie, Liangshao Village, Yindu District

ID No.: 410504196807240539

In order to secure the earnest performance of the Cooperative Association Loan Agreement (No. An Shi Qu Nong Xin Tuan Dai [2009] No. 1) signed between the Creditors and the Debtor (hereinafter as “Primary Agreement”) and to secure the Creditors’ realization of the creditor’s rights, the Guarantors voluntarily agree to provide guarantees with nature of joint and several liabilities to secure the Debtor’s debt repayment to the Creditors under the Primary Agreement.  Based on relevant PRC laws and regulations and the consensus reached by the Parties after mutual negotiations, the Parties hereby reach this Agreement as follows:

1.	The Secured Principal Creditor’s Right

The secured principal creditors’ right is the RMB loan under the Primary Agreement disbursed by the Creditors to the Debtor, the principal of which, is RMB 50 million (RMB 50,000,000); the loan term is 3 years, the starting and ending time of the loan and the interest shall be subject to the loan note.

2.	Scope Covered by the Guarantee

The scope of the guarantee covers all the principal debt under the Primary Agreement, including but not limited to, the principal, the interest, penalty interest, liquidated damages, damage awards, enforcement cost, appraisal cost, litigation and arbitration costs and any other expenses for the realization of the creditors’ rights.

3.	Modification of the Secured Primary Agreement

Where the Creditors and the Debtor reach any agreement to modify the deadline of the debt repayment under the Primary Agreement, the Guarantors agree to continue to undertake the joint and several guarantee liabilities.

4.	Guarantee Period

4.1	The guarantee period under this Agreement is 5 years after the deadline of the debt repayment as agreed in the Primary Agreement passes.

4.2
Where the Creditors terminate the Primary Agreement according to the provisions of the Primary Agreement or the stipulations of relevant laws, or declare to accelerate the maturity of debt under other situations as agreed in the Primary Agreement, the Guarantors agree to undertake the joint and several guarantee liabilities according to the Creditors’ requirement.  The guarantee period is 5 years since the date when the Creditors notify the Debtor to repay the debt.

4.3
Where the Creditors and the Debtor reach any extension agreement in respect to the deadline of the debt repayment under the Primary Agreement, the guarantee period shall be 5 years after the deadline of the debt repayment reappointed in the extension agreement passes.

5.	The Creditors’ Rights and Obligations

5.1
After the deadline of the principal debt repayment expires, where all or part of the creditors’ rights of the Creditors are not fulfilled, the Creditors have the right to require the Guarantors to undertake the guarantee liabilities according to this Agreement.

5.2
Where the Debtor and the Guarantors fail to perform any obligations under the Primary Agreement or under this Agreement, the Creditors have the right to accelerate the maturity of all the debt secured by this Agreement, and the Guarantors shall undertake the joint and several guarantee liabilities according to this Agreement.

5.3
Where the Guarantors fail to undertake the guarantee liabilities according to this Agreement, the Creditors has the right to forcibly and directly transfer or deduct the fund in any bank accounts of the Guarantors.

5.4	The Creditors shall keep confidential of the information and materials of the Guarantors.

6.	The Guarantors’ Rights and Obligations

6.1	The Guarantors shall provide relevant documents and materials to prove their legal identities.

6.2	The Guarantors shall provide the Creditors the true, complete and effective financial statements and other relevant documents.

6.3	Where the Debtor fails to perform its obligations as agreed in the Primary Agreement, the Guarantors voluntarily agree to undertake theirs joint and several guarantee liabilities.

6.4	The Guarantors shall notify the Creditors in writing within 5 days under any of the following situations:

6.4.1	The Guarantors’ affiliation, top management personnel, articles of association or organization structure changes or adjusts.

6.4.2	The Guarantors suspend the production, close down the business, or the registrations of the Guarantors are cancelled or the business licenses of the Guarantors are revoked.

6.4.3	The Guarantors’ financial status deteriorates, or the Guarantors have great difficulties in the production and business, or have involved in significant litigation or arbitration proceedings.

6.4.4	The Guarantors modify their names, legal addresses, legal representatives, contact methods, etc.

6.4.5
The Guarantors changes their capital structure or business system, including but not limited to, contractual operation, leasing, shareholding system reform, joint operation, split-up, merger, asset transfer, or filling for suspending business for rectification, dissolution or bankruptcy.

6.5
During the guarantee period, the Guarantors shall not provide security to any third party that goes beyond their guarantee capabilities, shall not dispose any of its assets that will jeopardize their guarantee capabilities and shall not impair the Creditors’ rights and interests.

6.6
Where the Creditors accelerate the maturity of the debt according to laws or the Agreement, the Guarantors agree to undertake the join and several guarantee liabilities after receiving the early debt repayment notice.

6.7	The Guarantors have been well aware of the purpose of the loan obtained by the Debtor.

7.	Liability for Breach of Agreement

7.1
After this Agreement comes into effect, the Parties hereto shall strictly perform their obligations under this Agreement; where any Party fails to perform the obligations, the default Party shall be liable for breach of Agreement and compensate all the damages suffered by the counter Party arising therefrom.

7.2	Where this Agreement is held invalidated due the Guarantors’ fault, the Guarantors agree to compensate the damages of the Creditors subject to the scope of the guarantee.

7.3	Where the Guarantors make any false representation or statement in respect to Article 6.1, 6.2 and 6.4, the Guarantors shall compensate all the damages suffered by the counter Party arising therefrom.

8.	Effectiveness

This Agreement shall come into effect after it being signed and stamped by all the Parties.

9.	Dispute Settlement

Any dispute arising out from the performance of this Agreement shall be firstly negotiated by the Parties; if no agreement can be reached through the said negotiation, the said dispute is subject to the jurisdiction of People’s Court where the Creditor (Initiating Union) is located.

10.	Supplementary Provisions

10.1
This Agreement is an accessory Agreement subordinated to the Primary Agreement, but it is independent from the Primary Agreement as well; this Agreement shall not become invalid where the Primary Agreement is invalidated.  No matter whether the Primary Agreement is deemed completely or partially invalidated, it shall not affect the effectiveness of this Agreement and the liabilities of the Guarantors under this Agreement.

10.2
This Agreement has 7 original copies and each Party shall hold one original which shall have the same legal effect; four copies shall be submitted to the competent department of the Creditors for recording.

11.	Special Attention

The Guarantors have already carefully studied and correctly understood this Agreement and the Primary Agreement, the Creditors have provided relevant explanations as required by the Guarantors, and all the Parties hereto do not have any objection to this Agreement and the Primary Agreement.

Creditor (Initiating Association):

Anyang Credit Association of Anyang Rural Credit Cooperation Association

Legal (Authorized) Representative: [illegible]

Creditor (Member Association):

Neihuang County Credit Association of Anyang Rural Credit Cooperation Association

Legal (Authorized) Representative:

Guarantor:

Henan Shuncheng Group Coal Coke Co. Ltd.

Legal (Authorized) Representative: Wang Xinshun (王新顺) /s/ Wang Xinshun

Guarantor: Chunxi Lv （吕春喜）/s/ Chunxi Lv

ID No.:

Guarantor: Donglin Lv（吕栋林）/s/ Donglin Lv

ID No.:

Guarantor: Zhuxin Feng （冯竹新）/s/ Zhuxin Feng

ID No.:

Guarantor: Shulin Lv （吕书林）/s/ Shulin Lv

ID No.:

Guarantor: Zhongquan Liu （刘中全）/s/ Zhongquan Liu

ID No.:

Signing place:

Signing date: